UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________
FORM 8-K
 _________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2023
 _________________________________
Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Hudson Pacific Properties, Inc.	Maryland	001-34789	27-1430478
Hudson Pacific Properties, L.P.	Maryland	333-202799-01	80-0579682
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hudson Pacific Properties, Inc.	Common Stock, $0.01 par value	HPP	New York Stock Exchange
Hudson Pacific Properties, Inc.	4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Hudson Pacific Properties, Inc    ☐

Hudson Pacific Properties, L.P.    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hudson Pacific Properties, Inc.    ☐

Hudson Pacific Properties, L.P.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 21, 2021, Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), entered into a Fourth Amended and Restated Credit Agreement (as amended by that certain First Modification Agreement, dated as of September 15, 2022 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders from time to time party thereto (collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), Wells Fargo Securities, LLC and BofA Securities, Inc., as active lead arrangers and joint bookrunners, U.S. Bank National Association, KeyBanc Capital Markets, Inc. and Royal Bank of Canada, as joint lead arrangers, Bank of America, N.A., as syndication agent, U.S. Bank National Association, KeyBanc Capital Markets, Inc., Royal Bank of Canada, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, and Fifth Third Bank, National Association, as documentation agents, BMO Harris Bank, N.A. and Regions Bank, as senior managing agents, and Wells Fargo Securities, LLC, as sustainability structuring agent.

On December 22, 2023, the Operating Partnership, as borrower, entered into a Second Modification Agreement (the “Amendment”) to the Credit Agreement with the Administrative Agent and the Lenders party thereto.

The Amendment, among other items, (a) temporarily extends the maximum ratio of total liabilities to total asset value and the maximum ratio of unsecured indebtedness to unencumbered asset value financial covenant thresholds from 0.60 to 1.00 to 0.65 to 1.00 for up to four consecutive calendar quarters immediately following qualifying acquisitions, (b) increases the applicable margin on outstanding loans by 20 basis points at all times that the ratio of total liabilities to total asset value and/or the ratio of unsecured indebtedness to unencumbered asset value is above 0.60 to 1.00, (c) refines certain definitions for assets such as repositions and development projects to improve their treatment for purposes of the determination of total asset value and unencumbered asset value, and (d) permanently reduced the aggregate amount of commitments under its unsecured revolving credit facility by $100 million, to $900 million of total commitments.

Additionally, unencumbered asset value of the Operating Partnership on a consolidated basis, now includes, subject to certain limitations, (a) the aggregate fair market value of mortgage backed securities and the book value of mortgage receivables, (b) the GAAP book value of unimproved land, (c) the acquisition price of eligible unencumbered studio service subsidiaries owned as of the date of the Amendment, multiplied by seventy five percent until December 31, 2024 and thereafter, the earnings of such unencumbered studio service subsidiaries, multiplied by eight and (d) the acquisition price of studio service subsidiaries acquired after the effective date of the Amendment for four fiscal quarters after the acquisition thereof, and thereafter the earnings of such studio service subsidiaries, multiplied by eight.

The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 27, 2023, Hudson Pacific Properties, Inc. issued a press release relating to the entry into the Amendment. A copy of the press release is furnished herewith as Exhibit 99.1. The information being furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1**	Press release dated December 27, 2023.
10.1
Second Modification Agreement to the Fourth Amended and Restated Credit Agreement, dated as of December 22, 2023, by and among Hudson Pacific Properties, L.P., as borrower, each of the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_____________
**    Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 27, 2023

HUDSON PACIFIC PROPERTIES, INC.

	By:	/s/ Mark Lammas
Mark Lammas
President
HUDSON PACIFIC PROPERTIES, L.P.
	By:	Hudson Pacific Properties, Inc., Its General Partner

	By:	/s/ Mark Lammas
Mark Lammas
President